                         ACTIVE SPORTS MARKETING, LLC
                             FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

                        MICHAEL B. JOHNSON & CO., P.C.
                         (A PROFESSIONAL CORPORATION)
                         CERTIFIED PUBLIC ACCOUNTANTS
                       9175 EAST KENYON AVE., SUITE 100
                            DENVER, COLORADO 80237

                                                                (303) 796-0099

Michael B. Johnson C.P.A.
Member: A.I.C.P.A.
Colorado Society of C.P.A.'s

Board of Directors
Active Sports Marketing, LLC

We have examined the accompanying balance sheet of Active Sports Marketing, LLC as of December 31, 1996, and the related statements of operations and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a text basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Active Sports Marketing, LLC, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          /s/ Michael B. Johnson & Co., P.C.
                                          -----------------------------------

Denver, Colorado
August 12, 1997

                         ACTIVE SPORTS MARKETING, LLC
                                BALANCE SHEET
                              DECEMBER 31, 1996

 ASSETS:
CURRENT ASSETS:
 Cash and cash equivalents .............  $ 10,930
 Accounts Receivable ...................   113,968
 Inventory .............................    91,522
                                        ----------
  TOTAL CURRENT ASSETS .................   216,420
                                        ----------
FIXED ASSETS:
 Computer ..............................     3,500
 Furniture & Fixtures ..................     1,400
                                        ----------
                                             4,900
 Accumulated Depreciation ..............    (1,447)
                                        ----------
  TOTAL FIXED ASSETS ...................     3,453
                                        ----------
TOTAL ASSETS ...........................  $219,873
                                        ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts Payable and Accrued Expenses    $ 58,376
                                        ----------
  TOTAL CURRENT LIABILITIES ............    58,376
                                        ----------
TOTAL LIABILITIES ......................    58,376
EQUITY:
 Equity ................................         2
 Retained Earnings .....................   161,495
                                        ----------
TOTAL EQUITY ...........................   161,497
                                        ----------
TOTAL LIABILITIES AND EQUITY ...........  $219,873
                                        ==========

The accompanying notes are considered an integral part of these financial statements.

                         ACTIVE SPORTS MARKETING, LLC
                               INCOME STATEMENT
                     FOR THE YEAR ENDED DECEMBER 31, 1996

 REVENUES:
 Sales .....................  $396,925
                            ----------
                               396,925
COST OF GOODS SOLD:
 Purchases .................   121,147
 Freight ...................    20,341
 Commissions ...............    75,197
 Advertising ...............     2,753
 Supplies ..................     6,723
 Telephone .................     2,173
 Travel ....................     4,094
 Association Fees ..........     1,555
                            ----------
  Total Cost of Goods Sold     233,983
GROSS PROFIT ...............   162,942
EXPENSES:
 Depreciation ..............     1,447
                            ----------
NET INCOME .................  $161,495
                            ==========

The accompanying notes are considered an integral part of these financial statements.

                         ACTIVE SPORTS MARKETING, LLC
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1996

 CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Profit (Loss) ...........................  $ 161,495
 Depreciation ................................      1,447
 (Decrease) Increase in Accounts Payable  ....     58,376
 (Increase) Decrease in Inventory ............    (91,522)
 (Increase) Decrease in Accounts Receivable  .   (113,968)
                                              -----------
NET CASH FLOWS USED FOR OPERATING ACTIVITIES       15,828
CASH FLOWS FROM INVESTING ACTIVITIES:
 Acquisition of Fixed Assets .................     (4,900)
 Proceeds from Sale of Fixed Assets  .........         --
                                              -----------
NET CASH FLOWS USED FOR INVESTING ACTIVITIES       (4,900)
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from Owner's Equity ................          2
                                              -----------
NET CASH FLOWS USED FOR INVESTING ACTIVITIES            2
INCREASE (DECREASE) IN CASH ..................     10,930
                                              -----------
CASH AND CASH EQUIVALENTS--BEGINNING OF YEAR           --
                                              -----------
CASH AND CASH EQUIVALENTS--END OF YEAR  ......  $  10,930
                                              ===========

The accompanying notes are considered an integral part of these financial statements.

                         ACTIVE SPORTS MARKETING, LLC
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The following is a summary of Active Sports Marketing, LLC's (Company) significant accounting policies:

ORGANIZATION

The Company was incorporated March 31, 1996 under the laws of Colorado for the purpose of marketing and selling soft spikes for golf shoes.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

The Company has accounts receivable from several of its customers. The amount due at December 31, 1996 is $113,968.

FIXED ASSETS AND DEPRECIATION

The purchased equipment is recorded at cost. The useful lives of Computers, Furniture and Equipment for purposes of computing depreciation are:

 Computers ...................   3 years
Furniture and Equipment  ....    5 years

INVENTORIES

Inventories are valued at the lower of cost and net realizable value, on a first-in first-out basis.

ACCOUNTS PAYABLE

Accounts payable are to one main supplier and the amount as of December 31, 1996 was $58,376.

TAXES

The Company has no tax liability since it is governed by the Federal Internal Revenue Service laws of a Limited Liability Corporation and the Colorado Department of Revenue. Under these statutes, net income or loss is reflected in the members personal tax return.

                         ACTIVE SPORTS MARKETING, LLC
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1996

NOTE 2--FIXED ASSETS:

                                 U.S. DOLLARS
                               --------------
Computers .....................    $ 3,500
Furniture & Fixtures ..........      1,400
                               --------------
                                     4,900
Less Accumulated Depreciation       (1,447)
                               --------------
                                   $ 3,543
                               ==============